SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 16, 2003

FIRSTBANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)		48801 (Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Item 9.        Regulation FD Disclosure.

        On January 16, 2003, Firstbank Corporation (“Firstbank”) issued a news release with respect to its Fourth Quarter and Full Year 2002 Results. A copy of the news release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2003	FIRSTBANK CORPORATION (Registrant)
	By:	/s/ Samuel G. Stone Samuel G. Stone Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release Dated November 16, 2003

EXHIBIT 99.1

FOR IMMEDIATE RELEASE		NEWS RELEASE
Date Submitted: NASDAQ Symbol:	January 16, 2003 FBMI	Contact:	Samuel G. Stone Executive Vice President and Chief Financial Officer (989) 466-7325

FIRSTBANK CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2002 RESULTS

Highlights for the Quarter Include:		Highlights for the Year include:
•	Record earnings of $3.2 million, up 25%	•	Record earnings of $11.8 million, up 24%
•	23% increase in earnings per share (diluted)	•	20% increase in earnings per share
•	Continued benefit from strong mortgage business	•	Return on Equity improved to 15.5%
•	Net interest margin affected by prime rate cut	•	Return on Assets improved to 1.58%
•	Strong asset quality and capital ratios

Alma, Michigan (FBMI) — Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation announced net income of $3,232,000 for the quarter ended December 31, 2002, compared to $2,588,000 for 2001, an increase of 24.9%. Earnings per share were $0.59 up 22.9% from $0.48 for the same quarter of 2001. Returns on average assets and average equity for the fourth quarter were 1.67% and 16.3%, respectively, compared with 1.37% and 14.2%, respectively, in the quarter ended December 31, 2001. All per share amounts are fully diluted amounts and have been adjusted to reflect the 5% stock dividend paid in December 2002.

The net income of $11,826,000 in the year 2002 represents an increase of 23.6% from operating earnings and an increase of 29.6% from net income in the year 2001. Net income in 2001 included a one-time charge as previously disclosed. Earnings per share were $2.14 up 26.6% from $1.69 for 2001, and up 20.2% from operating earnings per share. Returns on average assets and average equity for 2002 were 1.58% and 15.5%, respectively, compared with 1.30% and 14.1%, respectively, in 2001 excluding the one-time charge, and 1.24% and 13.4% respectively in 2001 with the one-time charge included.

Total assets increased to $767,520,000 at December 31, 2002, compared to $766,583,000 at September 30, 2002, and were 2.1% over the level at December 31, 2001. Total loans, including $9.7 million of loans held for sale, decreased 0.4% from September 30, 2002, but were 0.8% above the year-ago level. The commercial loan portfolio increased 2.5% from September 30, 2002, and 9.2% from December 31, 2001. Non-interest bearing deposits increased 7.2% in the fourth quarter of 2002 and were 13.2% ahead of the year-ago level. Total deposits increased 0.7% in the fourth quarter of 2002 and were 2.8% ahead of the year-ago level. Firstbank Corporation repurchased 51,000 shares of its common stock during the fourth quarter under the share repurchase program announced July 23, 2002. Shareholders’ equity increased 1.7% in the fourth quarter, as retained earnings and share issuance related primarily to dividend reinvestment and stock option exercises exceeded the impact of share repurchases. The ratio of average equity to average assets declined to 10.2% in the fourth quarter of 2002, compared to 10.3% in the third quarter of 2002.

According to Mr. Sullivan, “Interest rate conditions in the year 2002 created unusually high demand within the residential mortgage business, which significantly added to earnings. Although economic conditions were not as favorable for loan demand, we were able to grow our commercial loan portfolio by over 9%. These positive factors more than offset the impact on our net interest margin from the prime rate cut in the fourth quarter. While our markets are not immune to regional or national economic and credit trends, we have been extremely pleased with the quality of our loan portfolio. Our charge-offs are low by industry standards, the increase in non-performing loans is primarily confined to one borrower, and overall delinquencies continue to be very low by historical standards. Our initiative to establish a presence in Cadillac, Michigan, is progressing with the training of new staff and the procurement of interim branch office space. In St. Johns, our second branch is now open and gaining business. The experience in both of these relatively new markets reinforces our belief that Firstbank’s approach to community banking is a successful formula for competing and growing in our region.”

Firstbank Corporation’s net interest margin was 4.70% in the fourth quarter of 2002 compared to 4.85% in the prior quarter, and 4.77% in the fourth quarter of 2001. Declines in the portfolio of residential mortgages held as assets were related to the heavy re-finance activity and offset growth in the commercial loan portfolio. The resulting increase in short term assets earning low interest rates in the investment portfolio combined with the impact on loan yields due to the prime rate cut in the fourth quarter of 2002 resulted in the decline in net interest margin. As the volume of sold loans has grown in significance, Firstbank has determined to classify fees on these loans as part of gain on sale of mortgage loans and not as part of interest and fee income. This classification is reflected in all periods shown in the accompanying income statements and has no impact on net income.

Mortgage refinance activity reached new heights in the fourth quarter of 2002. Gain on sale of mortgage loans of $2,629,000 in the fourth quarter of 2002 increased nearly 88% from the amount in the third quarter of 2002, and was nearly 82% above the amount in the fourth quarter of 2001. Throughout the extraordinarily heavy re-finance activity, Firstbank Corporation’s servicing portfolio has continued to grow. The principal balance of loans serviced for others increased to $373.8 million as of December 31, 2002, an increase of 26% from $296.9 million at December 31, 2001.

In the fourth quarter of 2002, Firstbank discontinued amortizing goodwill on nine branch acquisitions made between 1990 and 1996, in accordance with new accounting guidelines. The discontinuance of the amortization of this goodwill benefited earnings by $41,000 pre-tax and $30,000 after tax in the fourth quarter of 2002. In addition, the first, second, and third quarters of 2002 were each impacted by the same amounts. Information presented in this news release on these quarters and year-to-date 2002 includes the benefit to net income of the discontinuance of branch goodwill amortization.

The ratio of non-performing loans to loans was 0.63% as of December 31, 2002, virtually unchanged from the level at September 30, 2002. While this measure continues to be at a level considered in the industry to be favorable, the ratio has increased from 0.44% as of December 31, 2001. Most of the increase was related to one commercial borrowing customer who has payments past due over 90 days. Net charge-offs of loans in 2002 totaled $672,000, or 0.11% as a percentage of average loans, compared to $285,000, or 0.05% as a percentage of average loans in 2001. The provision for loan losses was $353,000 in the fourth quarter of 2002, compared to $222,000 in the third quarter of 2002 and $666,000 in the fourth quarter of 2001. The provision for loan losses for the year 2002 totaled $1,170,000 compared to $1,467,000 a year earlier.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $768 million and 34 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank — Alma; Firstbank (Mt. Pleasant); Firstbank — West Branch; Firstbank — Lakeview; and Firstbank — St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc.; and C. A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management N.A., MML Investors Services, Inc., Raymond James Financial Services Inc., and SunAmerica Securities Inc.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” “expect,” “potential,” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future asset quality and growth in assets and profitability and expected fiscal 2002 year-end results. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
EXCLUDING NONRECURRING ITEMS
(Dollars in thousands except per share data)
UNAUDITED

                                                               Three months Ended:             Twelve months Ended
                                                        -----------------------------------  ------------------------
                                                          Dec 31     Sept 30      Dec 31      Dec 31        Dec 31
                                                           2002        2002        2001        2002          2001
                                                        ----------- ----------- -----------  ----------   -----------
Interest income:
  Interest and fees on loans                              $11,226     $11,426     $12,221     $ 45,387       $51,151
  Investment securities
    Taxable                                                   539         578         650        2,310         2,708
    Exempt from federal income tax                            265         282         306        1,138         1,281
    Short term investments                                    115          89          99          413           370
                                                        ----------- ----------- -----------  ----------   -----------
Total interest income                                      12,145      12,375      13,276       49,248        55,510

Interest expense:
  Deposits                                                  2,762       2,950       3,809       12,004        18,806
  Notes payable and other                                   1,065       1,060       1,237        4,257         5,787
                                                        ----------- ----------- -----------  ----------   -----------
Total interest expense                                      3,827       4,010       5,046       16,261        24,593

Net interest income                                         8,318       8,365       8,230       32,987        30,917
Provision for loan losses                                     353         222         666        1,170         1,467
                                                        ----------- ----------- -----------  ----------   -----------
Net interest income after provision for loan losses         7,965       8,143       7,564       31,817        29,450

Noninterest income:
  Gain on sale of mortgage loans                            2,629       1,399       1,446        5,879         3,215
  Service charges on deposit accounts                         638         653         553        2,419         1,986
  Trust fees                                                    0           2          87          108           338
  Gain on sale of securities                                    8           0           3           17            28
  Mortgage servicing                                        (323)       (224)       (126)        (709)         (108)
  Other                                                     1,166       1,266       1,314        4,419         4,481
                                                        ----------- ----------- -----------  ----------   -----------
Total noninterest income                                    4,118       3,096       3,277       12,133         9,940

Noninterest expense:
  Salaries and employee benefits                            3,782       3,640       3,516       14,247        13,350
  Occupancy                                                   985         903         911        3,672         3,521
  Amortization of intangibles                                  94          89         195          362           785
  FDIC insurance premium                                       23          23          24           95           101
  Michigan single business tax                                 68          45          20          174           322
  Other                                                     2,248       1,878       2,116        7,687         7,001
                                                        ----------- ----------- -----------  ----------   -----------
Total noninterest expense                                   7,200       6,578       6,782       26,237        25,080

Income before federal income taxes                          4,883       4,661       4,059       17,713        14,310
Federal income taxes                                        1,651       1,551       1,471        5,887         4,742
                                                        ----------- ----------- -----------  ----------   -----------
Income Excluding Nonrecurring Items                        $3,232      $3,110      $2,588      $11,826        $9,568

Nonrecurring items net of tax                                   0           0           0            0           446
Net Income                                                 $3,232      $3,110      $2,588      $11,826        $9,122
                                                        =========== =========== ===========  ==========   ===========

Per Share Data Excluding Nonrecurring Items:
  Basic Earnings                                            $0.60       $0.57       $0.48        $2.19         $1.80
  Diluted Earnings                                          $0.59       $0.56       $0.48        $2.14         $1.78
  Dividends Paid                                            $0.18       $0.18       $0.16        $0.71         $0.64

Performance Ratios Excluding Nonrecurring Items:
  Return on Average Assets*                                 1.67%       1.64%       1.37%        1.58%         1.30%
  Return on Average Equity*                                 16.3%       15.9%       14.2%        15.5%         14.1%
  Net Interest Margin (FTE) *                               4.70%       4.85%       4.77%        4.80%         4.61%
  Book Value Per Share+                                    $14.94      $14.60      $13.47       $14.94        $13.47
  Average Equity/Average Assets                             10.2%       10.3%        9.7%        10.2%          9.2%
  Net Charge-offs                                             297          21         108          672           285
  Net Charge-offs as a % of Average Loans^*                 0.20%       0.01%       0.07%        0.11%         0.05%

* Annualized
+ Period End
^ Total loans less loans held for sale

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share data)
UNAUDITED

                                                                Three months Ended:           Twelve months Ended:
                                                         ----------------------------------  ------------------------
                                                          Dec 31      Sept 30     Dec 31      Dec 31        Dec 31
                                                           2002        2002        2001        2002          2001
                                                         ----------  ----------  ----------  ----------   -----------
Interest income:
  Interest and fees on loans                               $11,226     $11,426     $12,221     $45,387       $51,151
  Investment securities
    Taxable                                                    539         578         650       2,310         2,708
    Exempt from federal income tax                             265         282         306       1,138         1,281
    Short term investments                                     115          89          99         413           370
                                                         ----------  ----------  ----------  ----------   -----------
Total interest income                                       12,145      12,375      13,276      49,248        55,510

Interest expense:
  Deposits                                                   2,762       2,950       3,809      12,004        18,806
  Notes payable and other                                    1,065       1,060       1,237       4,257         5,787
                                                         ----------  ----------  ----------  ----------   -----------
Total interest expense                                       3,827       4,010       5,046      16,261        24,593

Net interest income                                          8,318       8,365       8,230      32,987        30,917
Provision for loan losses                                      353         222         666       1,170         1,467
                                                         ----------  ----------  ----------  ----------   -----------
Net interest income after provision for loan losses          7,965       8,143       7,564      31,817        29,450

Noninterest income:
  Gain on sale of mortgage loans                             2,629       1,399       1,446       5,879         3,215
  Service charges on deposit accounts                          638         653         553       2,419         1,986
  Trust fees                                                     0           2          87         108           338
  Gain on sale of securities                                     8           0           3          17            28
  Mortgage servicing                                         (323)       (224)       (126)       (709)         (108)
  Other                                                      1,166       1,266       1,314       4,419         4,481
                                                         ----------  ----------  ----------  ----------   -----------
Total noninterest income                                     4,118       3,096       3,277      12,133         9,940

Noninterest expense:
  Salaries and employee benefits                             3,782       3,640       3,516      14,247        13,350
  Occupancy                                                    985         903         911       3,672         3,521
  Amortization of intangibles                                   94          89         195         362           785
  FDIC insurance premium                                        23          23          24          95           101
  Michigan single business tax                                  68          45          20         174           311
  Other                                                      2,248       1,878       2,116       7,687         7,688
                                                         ----------  ----------  ----------  ----------   -----------
Total noninterest expense                                    7,200       6,578       6,782      26,237        25,756

Income before federal income taxes                           4,883       4,661       4,059      17,713        13,634
Federal income taxes                                         1,651       1,551       1,471       5,887         4,512
                                                         ----------  ----------  ----------  ----------   -----------
Net Income                                                  $3,232      $3,110      $2,588     $11,826        $9,122
                                                         ==========  ==========  ==========  ==========   ===========

Per Share Data:
  Basic Earnings                                             $0.60       $0.57       $0.48       $2.19         $1.72
  Diluted Earnings                                           $0.59       $0.56       $0.48       $2.14         $1.69
  Dividends Paid                                             $0.18       $0.18       $0.16       $0.71         $0.64

Performance Ratios:
  Return on Average Assets*                                  1.67%       1.64%       1.37%       1.58%         1.24%
  Return on Average Equity*                                  16.3%       15.9%       14.2%       15.5%         13.4%
  Net Interest Margin (FTE) *                                4.70%       4.85%       4.77%       4.80%         4.61%
  Book Value Per Share+                                     $14.94      $14.60      $13.47      $14.94        $13.47
  Average Equity/Average Assets                              10.2%       10.3%        9.7%       10.2%          9.2%
  Net Charge-offs                                              297          21         108         672           285
  Net Charge-offs as a % of Average Loans^*                  0.20%       0.01%       0.07%       0.11%         0.05%

* Annualized
+ Period End
^ Total loans less loans held for sale

FIRSTBANK CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
UNAUDITED

                                                                            Dec 31         Sept 30         Dec 31
                                                                             2002            2002           2001
                                                                         -------------   -------------  -------------
ASSETS

Cash and cash equivalents:
  Cash and due from banks                                                     $29,945         $24,249        $27,187
  Short term investments                                                       30,602          23,268         18,627
                                                                         -------------   -------------  -------------
Total cash and cash equivalents                                                60,547          47,517         45,814

Securities available for sale                                                  68,197          77,945         71,978
Loans:
  Loans held for sale                                                           9,663           7,787          5,722
  Portfolio loans:
    Commercial                                                                326,900         318,939        299,412
    Real estate mortgage                                                      201,956         210,564        228,349
    Consumer                                                                   72,539          76,031         72,593
                                                                         -------------   -------------  -------------
Total loans                                                                   611,058         613,321        606,076
  Less allowance for loan losses                                             (11,536)        (11,480)       (11,038)
                                                                         -------------   -------------  -------------
Net loans                                                                     599,522         601,841        595,038

Premises and equipment, net                                                    17,514          17,445         17,624
Accrued interest receivable                                                     2,873           3,274          3,595
Intangibles                                                                     8,010           8,175          8,443
Other assets                                                                   10,857          10,386          9,498
                                                                         -------------   -------------  -------------
TOTAL ASSETS                                                                 $767,520        $766,583       $751,990
                                                                         =============   =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Deposits:
  Noninterest bearing accounts                                                 98,148          91,569         86,736
  Interest bearing accounts:
  Demand                                                                      177,018         181,276        159,572
  Savings                                                                      83,020          80,443         73,218
  Time                                                                        218,723         219,526        241,613
                                                                         -------------   -------------  -------------
Total deposits                                                                576,909         572,814        561,139

Securities sold under agreements to
  repurchase and overnight borrowings                                          30,358          34,083         32,223
Notes payable                                                                  68,584          69,608         75,615
Accrued interest and other liabilities                                         11,488          11,237         10,587
                                                                         -------------   -------------  -------------
Total liabilities                                                             687,339         687,742        679,564

SHAREHOLDERS' EQUITY
Preferred stock; no par value, 300,000
  shares authorized, none issued
Common stock; 10,000,000 shares authorized *                                   68,934          63,226         63,100
Retained earnings                                                               9,755          13,970          8,260
Accumulated other comprehensive income                                          1,492           1,645          1,066
                                                                         -------------   -------------  -------------
Total shareholders' equity                                                     80,181          78,841         72,426
                                                                         -------------   -------------  -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $767,520        $766,583       $751,990
                                                                         =============   =============  =============

* Common stock shares issued and outstanding                                5,368,100       5,398,552      5,375,111

Asset Quality Ratios:
  Non-Performing Loans / Loans^                                                 0.63%           0.62%          0.44%
  Non-Perf. Loans + OREO / Loans^ + OREO                                        0.73%           0.73%          0.53%
  Non-Performing Assets / Total Assets                                          0.57%           0.57%          0.42%
  Allowance for Loan Loss as a % of Loans^                                      1.92%           1.90%          1.84%
  Allowance / Non-Performing Loans                                               303%            304%           418%

Quarterly Average Balances:
  Total Loans^                                                               $603,978        $603,244       $601,194
  Total Earning Assets                                                       $716,749        $701,206       $700,604
  Total Shareholders' Equity                                                  $78,560         $77,416        $72,229
  Total Assets                                                               $766,871        $750,756       $748,184
  Diluted Shares Outstanding                                                5,512,901       5,562,402      5,436,065

^ Total Loans less loans held for sale